 As filed with the Securities and Exchange Commission on October 17, 2001.

                                                      Registration No. 333-69764
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              Amendment No. 2

                                       to

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                EDO CORPORATION
             (Exact name of registrant as specified in its charter)

            New York                              3812                             11-0707740
  (State or other jurisdiction                                        (I.R.S. Employer Identification No.)
       of incorporation or            (Primary Standard Industrial
          organization)               Classification Code Number)

        60 East 42nd Street Suite 5010 New York, NY 10165 (212) 716-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 James M. Smith President and Chief Executive Officer 60 East 42nd Street Suite
                     5010 New York, NY 10165 (212) 716-2000
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

           Christopher G. Karras, Esq.                           Eric S. Haueter, Esq.
                Sarah B. Gelb, Esq.                          Sidley Austin Brown & Wood llp
                      Dechert                                    555 California Street
             4000 Bell Atlantic Tower                           San Francisco, CA 94104
                 1717 Arch Street                                    (415) 772-1231
              Philadelphia, PA 19103
                  (215) 994-4000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this registration statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The expenses to be paid by EDO Corporation in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

                                                                      Amount (1)
                                                                      ----------
   Securities and Exchange Commission Registration Fee...............  $ 27,779
   New York Stock Exchange Listing Fee...............................    25,650
   Accounting Fees and Expenses......................................    75,000
   Blue Sky Fees and Expenses........................................     1,000
   Legal Fees and Expenses...........................................   300,000
   Printing and Engraving Expenses...................................   250,000
   Miscellaneous Fees and Expenses...................................    20,571
                                                                       --------
   Total.............................................................  $700,000
                                                                       ========

--------
(1) All amounts are estimates except the SEC filing fee and the New York Stock Exchange listing fee.

Item 15. Indemnification of Directors and Officers

   With certain limitations, Sections 721 through 726 of the Business Corporation Law of the State of New York permit a corporation to indemnify any of its directors or officers made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of such corporation unless a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberative dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled.

   Section 402(b) of the Business Corporation Law of the State of New York permits New York corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity except liability (i) of a director (a) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (b) who personally gained a financial profit or other advantage to which he or she was not legally entitled or (c) whose acts violated certain other provisions of New York law or (ii) for acts or omissions prior to May 4, 1988.

   Our bylaws provide that we shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by us or in our right to procure judgement in our favor), whether civil or criminal, including an action by or in the right of any other corporation which any one of our directors or officers served in any capacity at our request, by reason of the fact that he, his testator or interstate, was one of our directors or officers, or served such other corporation in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation, not opposed to, our best interests and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

   We shall indemnify any person made, or threatened to be made, a party to an action by us or in our right to procure a judgement in our favor by reason of the fact that he, his testator or interstate, is or was one of our directors or officers, or is or was serving at our request as a director or officer of any other company, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation, not opposed to, our best interests, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, any court of competent jurisdiction, determines upon application that, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

   We have indemnification agreements with each of our directors [and executive officers] which sets forth the terms stated in the paragraph above for each individual. A form of these indemnification agreements is incorporated by reference to Exhibit 10(d) to our Annual Report on Form 10-K for the year ended December 31, 1996.

Item 16. Exhibits and Financial Statement Schedules

    (a) Exhibits

     Incorporated by reference to the Exhibit Index following page II-3.

    (b) Financial Statement Schedules

     None.

   Schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

Item 17. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 17, 2001.


                                                 EDO CORPORATION


                                                             James M. Smith
                                                 By: _______________________________________
                                                               James M. Smith
                                                    President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Name                            Capacity                   Date
                ----                            --------                   ----

         James M. Smith              President and Chief Executive   October 17, 2001
____________________________________  Officer and Director
           James M. Smith             (principal executive officer)

        Darrell L. Reed              Vice President, Finance,        October 17, 2001
____________________________________  Treasurer, Chief Financial
          Darrell L. Reed             Officer and Assistant
                                      Secretary (principal financial
                                      and accounting officer)

                 *                   Director                        October 17, 2001
____________________________________
          Robert E. Allen

                 *                   Director                        October 17, 2001
____________________________________
           Robert Alvine


                 *                   Chairman and Director           October 17, 2001
____________________________________
         Neil A. Armstrong

                 *                   Director                        October 17, 2001
____________________________________
          Mellon C. Baird

                 *                   Director                        October 17, 2001
____________________________________
           George M. Ball

                 *                   Director                        October 17, 2001
____________________________________
         Robert M. Hanisee

                 *                   Director                        October 17, 2001
____________________________________
         Michael J. Hegarty

                 *                   Director                        October 17, 2001
____________________________________
          Ronald L. Leach

                 *                   Director                        October 17, 2001
____________________________________
       George A. Strutz, Jr.



      *Attorney-in-Fact

       Darrell L. Reed
_______________________________
       Darrell L. Reed

                                 EXHIBIT INDEX


 Exhibit
 Number  Document
 ------- --------
  1      Underwriting Agreement by and among EDO Corporation, HSBC Bank USA, as the trustee of the EDO Employee Stock Ownership Plan, First Union
         Securities, Inc. and SG Cowen Securities Corporation.
  2(a)+  Agreement and Plan of Merger by and among EDO Corporation, EDO
         Acquisition III Corporation and AIL Technologies, Inc. as amended and restated dated January 2, 2000, incorporated by reference to Exhibit
         2(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.
  2(b)+  Management Stock Purchase Agreement dated as of January 2, 2000 between EDO Corporation as Buyer and eleven individuals as Sellers, relating to the purchase and sale of shares of common shares of AIL
         Technologies, Inc. incorporated by reference to Exhibit 2(b) to the
         Company's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1999.
  2(c)+  Stock Purchase Agreement dated as of January 2, 2000 between EDO
         Corporation, as Buyer, and Defense Systems Holding Co., as Seller,
         relating to the purchase and sale of shares of common shares of AIL
         Technologies, Inc. incorporated by reference to Exhibit 2(c) to the
         Company's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1999.
  4(a)+  Credit Agreement, dated as of August 24, 2000, by and among EDO
         Corporation and AIL Systems, Inc., with European American Bank and
         Mellon Bank, N.A., et al., incorporated by reference to exhibit 4(a)
         to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.
  4(b)+  Indenture, dated as of December 1, 1986 between Chase Manhattan Bank as successor in interest to Manufacturers Hanover Trust Company, as
         Trustee, and EDO Corporation for the 7% Convertible Subordinated Note
         due 2011, incorporated by reference to Exhibit 4(b) to the Company's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1992.
  5(a)   Opinion of Dechert
 23(a)+  Consent of Ernst & Young LLP, Independent Auditors.
 23(b)+  Consent of KPMG LLP, Independent Auditors.
 23(c)   Consent of Dechert (included in the opinion filed as Exhibit 5(a)).
 24(a)+  Power of Attorney (included on signature pages hereto).

--------
   *  To be filed by amendment

   +  Previously filed